                                                                    EXHIBIT 10.2

Confidential Treatment has been requested with respect to portions of the agreement indicated with an asterisk [*]. A complete copy of this agreement, including the redacted terms, has been separately filed with the Securities and Exchange Commission.

                           OMNIBUS SERVICES AGREEMENT

      THIS OMNIBUS SERVICES AGREEMENT ("Agreement") is entered into as of April 1, 1999 ("Effective Date") by and between ORGANIC, INC., with principal offices located at 510 Third Street, Suite 540, San Francisco, CA 94107 ("ORGANIC") and Global Sports Interactive, Inc., with principal offices located at 555 South Henderson Road, King of Prussia, PA 19054 ("CUSTOMER").

      WHEREAS, ORGANIC provides assistance to companies in developing interactive software and content for use on the Internet public computer network or an intranet network; and

      WHEREAS, CUSTOMER desires to retain ORGANIC to provide such assistance to CUSTOMER in accordance with the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, intending to be legally bound, the parties set forth above hereby agree as follows:

1. DEFINITIONS.

      1.1 "Customer Content" shall mean marketing collateral, data, text, audio files, video files, graphics and other materials: (i) provided by CUSTOMER; (ii) developed by or on behalf of ORGANIC for use with the Web Site pursuant to the mutually-agreed specifications set forth in any Authoring Services Statement of Work (as defined in Section 1.10.1); or (iii) any other such material used or posted by CUSTOMER on, or otherwise incorporated in, the Web Site. Customer Content expressly does not include Organic Pre-existing Software, Customer Software, or Other Organic Material.

      1.2 "Deliverable" shall mean elements of the Web Site to be delivered by ORGANIC to CUSTOMER hereunder as specified in any Authoring Services Statement of Work.

      1.3 "Functional Specifications" shall mean the mutually agreed upon specifications for functionality of the Web Site as set forth in any Authoring Services Statement of Work.

      1.4"HTML Files" shall mean files in Hyper Text Markup Language which contain Customer Content.

      1.5"Launch Date" shall mean the date the Web Site becomes accessible to CUSTOMER's end-users.

      1.6 "Organic Pre-existing Software" shall mean the [*] Organic Pre-existing Software expressly does not include any Third Party Software or HTML Files.

      1.6.1 "Customer Software" shall mean [*].

Customer Software expressly does not include any Third Party Software, Organic Pre-existing Software, or HTML Files.

      1.7 "Other Organic Material" shall mean material (other than the Organic Pre-existing Software, Customer Software, and Customer Content) developed by ORGANIC and supplied to CUSTOMER hereunder in order to support the Organic Pre-existing Software, Customer Software, or other ORGANIC products and service offerings (e.g., http configurations), which will be listed in Schedule F.

      1.8 "Production Specifications" shall mean the specification of the digitized format in which Customer Content is to be delivered to or formatted by ORGANIC, as applicable, as set forth in any Authoring Services Statement of Work.

      1.9 "Server Usage Data" shall mean server usage data and statistics related to the Web Site generated by the Organic Pre-existing Software and Customer Software in form and substance to be mutually-agreed upon by the parties.

      1.10 "Services" shall mean the services to be provided by ORGANIC pursuant to this Agreement as set forth in Schedule A.

            1.10.1 "Authoring Services" shall mean design, authoring, programming and set up services as necessary to: (i) [*] and (ii) create Deliverables as set forth in Schedule A-1 or any other document in substantially the same format which is attached hereto upon the written mutual agreement of the parties (each, an "Authoring Services Statement of Work").

      1.11 "Third Party Content" shall mean any data, text, audio files, video files, graphics or other materials posted to or incorporated into the Web Site other than by CUSTOMER or ORGANIC.

      1.12 "Third Party Software" shall mean the object code form of computer software programs proprietary to third parties (other than CUSTOMER or ORGANIC) which may be used in conjunction with the Organic Pre-existing Software and Customer Software to achieve the desired functionality of the Web Site.

      1.13 "Web Site" shall mean the site on the World Wide Web identified in Schedule C.

2. SERVICES.

      2.1 Authoring Services.

            2.1.1 Schedule for Provision of Authoring Services. ORGANIC shall provide Authoring Services and Deliverables in accordance with the schedule(s) set forth in the Authoring Services Statement(s) of Work. In connection with Authoring Services, CUSTOMER shall deliver to ORGANIC all Customer Content selected by CUSTOMER for incorporation into the Web Site on or before the dates specified in the Authoring Services Statement(s) of Work. In


                                       2.

the event CUSTOMER fails to deliver such Customer Content in accordance with the schedule, or to timely take any material action required of CUSTOMER by any Authoring Services Statement of Work, the parties shall negotiate in good faith a new delivery and fee schedule for provision of the corresponding Authoring Services by ORGANIC.

            2.1.2 Formatting of Customer Content. Customer shall use reasonable commercial efforts to deliver the Customer Content to ORGANIC in accordance with the Production Specifications. In the event CUSTOMER does not deliver to ORGANIC Customer Content that complies with the Production Specifications on or before the applicable delivery date, ORGANIC shall notify CUSTOMER that the Customer Content is non-complying and shall convert the non-complying Customer Content to comply with the Production Specifications at a price to be agreed upon.

            2.1.3 Acceptance of Deliverables. ORGANIC shall notify CUSTOMER when a Deliverable has been completed and sent to CUSTOMER for acceptance. Notification by e-mail shall constitute sufficient notice for this Section
2.1.3. Within fifteen (15) days from the receipt by CUSTOMER of any Deliverable pursuant to any Authoring Services Statement of Work, CUSTOMER shall provide ORGANIC with written notice of any failure of such Deliverable to conform to the specifications applicable to such Deliverable. ORGANIC and CUSTOMER shall review the objections, and ORGANIC will use commercially reasonable efforts to correct any non-conformities with the specifications and provide CUSTOMER with a revised Deliverable within fifteen (15) days. CUSTOMER shall be deemed to have accepted a Deliverable if ORGANIC does not receive written notice of CUSTOMER's objections within fifteen (15) days of CUSTOMER's receipt of such Deliverable.

      2.2 Change Orders. In the event that CUSTOMER wishes to request a material change to any of the Services set forth in Schedule A, CUSTOMER shall submit a "Change Order" to ORGANIC substantially in the form set forth in Schedule B. Within five (5) business days of receipt of the Change Order, ORGANIC will submit to CUSTOMER the revised fees, delivery schedules and other information reflecting the impact of the additional or different Services ("Change Order Response"); provided, however, if the requested change in Services is so substantial that, in the reasonable judgment of ORGANIC, a complete Change Order Response is impossible to formulate within five (5) business days, ORGANIC will provide to Customer a schedule for formulating the Change Order Response. Customer shall accept or reject the Change Order Response within five (5) business days of receipt, and shall be deemed to have rejected the Change Order Response unless CUSTOMER notifies ORGANIC of acceptance of the Change Order Response within such five (5) business day period. ORGANIC will continue work pursuant to the existing Schedule A, and will not be bound by any Change Order, until the applicable Change Order is accepted in accordance with this Section
2.2. ORGANIC will use commercially reasonable efforts to meet rush orders outside the original scope of work and delivery schedules in Schedule A, but such rush orders shall be billed at higher rates than ORGANIC's standard hourly rates, which higher rates will be indicated in the Change Order Response.

3. PROPRIETARY RIGHTS; LICENSE GRANTS.


                                       3.

      3.1 License to Customer. ORGANIC hereby grants CUSTOMER a non-exclusive, perpetual, royalty free, fully paid, non-transferable (except in accordance with this Agreement) license throughout the universe to use, copy, modify, adapt, translate, create derivative works based upon the licensed materials, reproduce, distribute, publicly perform, publicly display, and digitally perform [*].

      3.2 License to Organic. CUSTOMER grants to ORGANIC a perpetual, non-exclusive, royalty free, fully paid license throughout the universe to use, copy, modify, adapt, translate, sub-license through multiple tiers, create derivative works based upon the licensed materials, reproduce, distribute, publicly perform, publicly display, and digitally perform [*].

      3.3 Property Rights and Ownership. The Web Site shall consist of, and shall operate in conjunction with, multiple elements, all of which are subject to certain intellectual property rights. The parties' respective rights with respect to such elements shall be as set forth below. For purposes of this Agreement, the term "ownership" shall refer to ownership of all right including, without limitation, "Intellectual Property Rights" (defined below), title and interest in and to the respective elements, including, but not limited to, all patent, copyright, trade secret, trademark and any other similar intellectual property rights therein, as applicable. "Intellectual Property Rights" shall mean all intellectual property rights and industrial property rights (throughout the universe, in all media, now existing or created in the future, for all versions and elements, in all languages, and for the entire duration of such rights) arising under statutory or common law, contract, or otherwise, and whether or not perfected, including without limitation, all (a) patents, reissues of and reexamined patents, and patent applications, whenever filed and wherever issued, including without limitation, continuations, continuations-in-part, substitutes, and divisions of such applications and all priority rights resulting from such applications; (b) rights associated with works of authorship including without limitation copyrights, moral rights, copyright applications, copyright registrations, synchronization rights, mask work rights, mask work applications, mask work registrations; (c) rights associated with trademarks, service marks, trade names, logos, trade dress, and the applications for registration and registrations thereof; (d) rights relating to the protection of trade secrets and confidential information; (e) rights analogous to those set forth in this Section 3.3 and any and all other proprietary rights relating to intangible property; and (f) divisions, continuations, renewals, reissues and extensions of the foregoing (as and to the extent applicable) now existing, hereafter filed, issued, or acquired.

================================================================================
               Elements                           Ownership/Rights
--------------------------------------------------------------------------------


                                       4.

================================================================================
               Elements                           Ownership/Rights
--------------------------------------------------------------------------------
  Customer Content unmodified by         [*]
  ORGANIC.
--------------------------------------------------------------------------------
  Customer Content created for           [*]
  CUSTOMER by ORGANIC and paid
  for by CUSTOMER.
--------------------------------------------------------------------------------
  Modifications to Customer Content      [*]
  by ORGANIC, or by CUSTOMER using
  self-authoring tools ("Modified
  Content").
--------------------------------------------------------------------------------
  Domain name for Web Site.              [*]
--------------------------------------------------------------------------------
  HTML Files.                            [*]
--------------------------------------------------------------------------------
  Commissioned artwork or musical        [*]
  pieces authored or composed  by
--------------------------------------------------------------------------------
  Third Party Software.                  [*]
--------------------------------------------------------------------------------
  Organic Pre-existing Software.         [*]
--------------------------------------------------------------------------------
  Server Usage Data.                     [*]

                                       5.

================================================================================
               Elements                           Ownership/Rights
--------------------------------------------------------------------------------
  Other Organic Material.                [*]
--------------------------------------------------------------------------------
  Customer Software.                     [*]
================================================================================

      3.3.1 Assignment of Intellectual Property Rights. To the extent that some or all rights, including without limitation, Intellectual Property Rights, title, and interest in and to an element do not lie, upon creation, exclusively with respective party, the other party irrevocably sells, assigns, transfers, and sets over exclusively to the respective party all rights, including without limitation, Intellectual Property Rights, title, and interest in and to the element or any component of the element, whether completed or not, and the other party reserves no rights in such element. If the other party has any such rights that cannot be assigned to the respective party, the other party waives the enforcement of such rights, and if the other party has any rights that cannot be assigned or waived, the other party hereby grants to the respective party an exclusive, royalty-free, perpetual, irrevocable, transferable (including without limitation, sublicensing), unlimited, license, throughout the universe, in all media, now existing or created in the future, for all versions and elements, and in all languages, to use, copy, distribute, create derivative works of, publicly perform, publicly display, digitally perform, make, have made, offer for sale and import, and sell, such rights for the entire duration of such rights.

      3.4 Supporting Documents. Each party agrees to execute any additional documents reasonably necessary to effect and evidence the other party's rights (at such other party's request and sole expense) with respect to the elements set forth above.

      3.5 Proprietary Notices. All copies of the Organic Pre-existing Software and Other Organic Materials made by CUSTOMER shall contain copyright and other proprietary notices in the same manner in which ORGANIC incorporates such notices in the Organic Pre-existing Software and Other Organic Material or in any other manner reasonably requested by ORGANIC for the purpose of preserving ORGANIC's proprietary rights. CUSTOMER agrees not to remove, cover or obliterate any copyright notice, trademark or other proprietary rights notices placed by ORGANIC on or in the Organic Pre-existing Software or the Other Organic Material.

4. PAYMENT.

      4.1 Services. CUSTOMER shall pay to ORGANIC the amounts set forth in the applicable provisions of Schedule A at the times set forth therein.


                                       6.

            4.1.1 Authoring Services. Except for the Common Engine Development and Retailer Front End Statements of Work described below, all future Authoring Services will be provided on a time and materials basis or as otherwise agreed to between the parties and specified in the applicable Authoring Services Statement of Work. ORGANIC's current standard hourly rates are shown on Schedule
E. ORGANIC's standard hourly rates are revised annually, effective January 1 of each year; provided, however, that any increase in such rates shall only apply to CUSTOMER to the extent that ORGANIC has provided CUSTOMER with at least thirty (30) days prior written notice of such increase. In any event, the new rates will not apply to any Statement of Work which has already been signed or performance of which has already begun. CUSTOMER acknowledges and agrees that the Projected Cost is simply an estimate based on the facts and circumstances known to CUSTOMER and ORGANIC at the time the estimate is made. Certain factors, including without limitation, changes in functionality and delivery schedules, delays in obtaining materials from CUSTOMER, delays in obtaining approvals from CUSTOMER, or delivery by CUSTOMER of materials that do not meet the Production Specifications, may result in the Projected Cost being exceeded; provided, however, that ORGANIC will notify CUSTOMER as soon as reasonably practicable when ORGANIC expects that the Projected Cost will be exceeded. However, ORGANIC shall have no obligation to deliver the final Deliverable or launch the Web Site prior to full payment of all outstanding invoices.

      For the GSI Common Engine Development and Retailer Front End Initiative, ORGANIC will invoice CUSTOMER a total fixed monthly fee of [*] on the first of each month from May 1, 1999 through September 1, 1999. All payments are due [*] except for the final Common Engine Development payment, which is due [*]. The monthly fixed fee will be broken down into 7 separate monthly invoices; one for the Common Engine Development, and 6 for each Retailer Front End, as follows:

            GSI Common Engine Development                   [*]/month.

            6 Retailer Front Ends ([*]/per x 6)      [*]/month.

      4.2 Taxes. In addition to the fees due as specified above, CUSTOMER shall pay any and all federal, state and local sales, use, value added, excise, duty and any other taxes which may be incurred in connection with performance of this Agreement, except that taxes on ORGANIC's income shall be the sole responsibility of ORGANIC.

      4.3 Payments. Amounts are due [*]. All payments made pursuant to this Agreement shall be made in U.S. dollars.

5. LIMITED WARRANTY.


                                       7.

      5.1 Software Warranty. ORGANIC represents and warrants to CUSTOMER that [*]. ORGANIC's warranty shall extend for a period of [*] from the Launch Date ("Warranty Period"). ORGANIC's sole obligation, and CUSTOMER's sole remedy, for a breach of the warranty set forth in this Section 5.1 shall be [*]. All warranty claims shall be made in writing to ORGANIC within the Warranty Period. CUSTOMER agrees to reimburse ORGANIC for the expense of investigating any warranty claim made by CUSTOMER whereby the investigation reveals that the cause of the non-performance is not covered under this Section 5.1 warranty provision. ORGANIC's warranty obligations are solely for the benefit of CUSTOMER, who has no authority to extend or transfer this warranty to any other person or entity.

      5.2 Disclaimer of Other Warranties. THE EXPRESS WARRANTY SET FORTH IN
SECTION 5.1 IS THE SOLE AND EXCLUSIVE WARRANTY MADE BY ORGANIC TO CUSTOMER PURSUANT TO THIS AGREEMENT, AND ORGANIC EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

      5.3 Encryption and Security. Unless expressly incorporated in the Functional Specifications, ORGANIC makes no warranties and shall have no liability in connection with the effectiveness of any encryption or security system used by or for the Web Site.

      5.4 Discontinuance or Regulation of the Internet. CUSTOMER acknowledges and agrees that the Internet (including without limitation the World Wide Web) is a network of private and public networks, that ORGANIC has no control over the Internet, and that ORGANIC is therefore not liable for the discontinuance of operation of any portion of the Internet or possible regulation of the Internet which might restrict or prohibit the operation of the Web Site.

6. INTELLECTUAL PROPERTY INDEMNIFICATION.

      6.1 Organic.

            6.1.1 Except as provided in Section 6.1.2, ORGANIC, at its own cost and expense, shall defend, indemnify and hold harmless CUSTOMER and any of its officers, directors, employees or agents, from and against all damages, expenses, liabilities and other costs (including reasonable attorneys' fees) arising from or relating to [*]


                                       8.

; provided that: (i) CUSTOMER notifies ORGANIC promptly in writing of any such claim; (ii) ORGANIC has the sole control of the defense and all related settlement negotiations; and (iii) CUSTOMER provides ORGANIC with all reasonably requested assistance, information, and authority to perform the foregoing at ORGANIC's expense.

            6.1.2 ORGANIC shall have no liability for [*].

      6.1.3 ORGANIC shall NOT indemnify CUSTOMER against [*].

This Section 6.1 sets forth CUSTOMER's sole and exclusive remedy for intellectual property infringement by ORGANIC.

      6.2 Customer.


                                       9.

            6.2.1 CUSTOMER, at its own cost and expense, shall defend, indemnify and hold harmless ORGANIC and any of its officers, directors, employees or agents, from and against all damages, expenses, liabilities and other costs (including reasonable attorneys' fees) to the extent arising from or relating to a claim that: [*]; provided that: (i) ORGANIC notifies CUSTOMER promptly in writing of any such claim; (ii) CUSTOMER has the sole control of the defense and all related settlement negotiations; and (iii) ORGANIC provides CUSTOMER with all reasonably requested assistance, information, and authority to perform the foregoing at CUSTOMER's expense.

7. LIMITATIONS ON LIABILITY.

      7.1 Total Damage Limitation. EXCEPT FOR THE INTELLECTUAL PROPERTY INDEMNIFICATIONS SET FORTH IN SECTIONS 6.1.1 AND 6.2.1 HEREINABOVE, AND THE CONFIDENTIALITY PROVISIONS IN SECTION 9 BELOW, IN NO EVENT SHALL EITHER PARTY'S LIABILITY TO THE OTHER ARISING FROM OR RELATING TO THIS AGREEMENT EXCEED [*], REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE.

      7.2 No Consequential Damages. EXCEPT FOR THE INTELLECTUAL PROPERTY INDEMNIFICATIONS SET FORTH IN SECTIONS 6.1.1 AND 6.2.1 HEREINABOVE, AND THE CONFIDENTIALITY PROVISIONS IN SECTION 9 BELOW, NEITHER PARTY SHALL BE LIABLE FOR ANY LOST DATA OR CONTENT, LOST PROFITS, BUSINESS INTERRUPTION OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8. TERM AND TERMINATION.

      8.1 Term. The term of this Agreement shall commence on the Effective Date and continue until terminated by either party pursuant to this Section 8.

      8.2 Termination for Cause. This Agreement may be terminated by either party in the event of any material breach of any of the terms or conditions of this Agreement by the other party, which breach continues in effect after the breaching party has been provided with written notice of breach and thirty (30) days to cure such breach.

      8.3 Termination At Will. This Agreement may be terminated by either party upon ninety (90) days written notice. Authoring Services which are in progress at the time of such


                                      10.

notice will continue, and CUSTOMER shall make all applicable payments in accordance with the schedule set forth in any applicable Authoring Services Statement of Work until the effective date of termination pursuant to this
Section 8.3.

      8.4 Effect of Termination. In the event that this Agreement is terminated either by CUSTOMER under Section 8.3 or by ORGANIC pursuant to Section 8.2, while ORGANIC is in the course of providing Authoring Services to CUSTOMER, ORGANIC shall be entitled to retain the Retainer(s) in addition to all fees paid to ORGANIC in connection with all Services performed hereunder, except to the extent that the sum of fees collected and the Retainer(s) exceed the Projected Cost(s) (as adjusted by mutual written agreement of the parties previous to the effective date of termination). In the event that this Agreement is terminated either by CUSTOMER pursuant to Section 8.2 or by ORGANIC under Section 8.3, ORGANIC shall be entitled to a prorated portion of fees equivalent to the Services performed up until the date of termination.

      8.5 Survival. Sections 3, 5, 6, 7, 8, 9 and 10 shall survive any termination or expiration of this Agreement; provided, however, that if ORGANIC terminates this Agreement pursuant to Section 8.2, Section 3.1 will not survive such termination.

9. CONFIDENTIALITY.

      9.1 Confidential Information. Each party acknowledges that, in connection with the performance of this Agreement, it may receive Confidential Information of the other party. For the purpose of this Agreement, "Confidential Information" shall mean information or materials that the party receiving the information (the "Receiving Party") knows or has reason to know is the confidential or proprietary information of the party disclosing the information (the "Disclosing Party"), either because such information is marked or otherwise identified by the Disclosing Party as confidential or proprietary, has commercial value, or is not generally known in the Disclosing Party's trade or industry. Confidential Information shall include, without limitation: (a) concepts and ideas relating to the development and distribution of content in any medium; (b) trade secrets, drawings, inventions, know-how, software programs, and software source documents; (c) information regarding plans for research, development, new service offerings or products, marketing and selling, business plans, business forecasts, budgets and unpublished financial statements, licenses and distribution arrangements, prices and costs, suppliers and customers; and (d) existence of any business discussions, negotiations or agreements between the parties.

      9.2 Confidentiality. The Receiving Party hereby agrees: (i) to hold and maintain in strict confidence all Confidential Information of the Disclosing Party and not to disclose it to any third party; and (ii) not to use any Confidential Information of the Disclosing Party except as permitted by this Agreement or as may be necessary for the Receiving Party to perform its obligations under this Agreement. The obligations and restrictions imposed by this Section 9 shall terminate two (2) years after the expiration or termination of this Agreement.

      9.3 Exceptions. Notwithstanding the foregoing, the parties agree that Confidential Information will not include any information that: (i) was in the public domain at the time it was


                                      11.

communicated to the Receiving Party by the Disclosing Party; (ii) entered the public domain subsequent to the time it was communicated to the Recipient by the Disclosing Party through no fault of the Receiving Party; (iii) was in the Receiving Party's possession free of any obligation of confidence at the time it was communicated to the Receiving Party by the Disclosing Party; (iv) was rightfully communicated to the Receiving Party by a third party, free of any obligation of confidence, subsequent to the time it was communicated to the Receiving Party by the Disclosing Party; or (v) was developed by employees or agents of the Receiving Party independently of and without reference to any information communicated to the Receiving Party by the Disclosing Party. In addition, the Receiving Party may disclose the Disclosing Party's Confidential Information in response to a valid order by a court or other governmental body, as otherwise required by law, or as necessary to establish the rights of either party under this Agreement; provided, that the Receiving Party gives reasonable and timely notice to the Disclosing Party.

10. GENERAL PROVISIONS.

      10.1 Force Majeure. In the event that either party is unable to perform any of its obligations under this Agreement or to enjoy any of its benefits because of any event beyond the reasonable control of the affected party including, but not limited to, natural disaster, acts of God, actions or decrees of governmental bodies or failure of communications lines or networks (a "Force Majeure Event"), the party who has been so affected shall promptly give written notice to the other party and shall use its best efforts to resume performance. Upon receipt of such notice, all obligations under this Agreement shall be immediately suspended for the duration of such Force Majeure Event.

      10.2 Notice. All notices permitted or required under this Agreement shall be in writing and shall be given by personal delivery, facsimile transmission or by certified or registered mail, return receipt requested, and shall be deemed given upon the earlier of actual receipt, five (5) days after deposit in the mail, or receipt by sender of confirmation of facsimile transmission. Notices shall be sent to the following addresses (or such other address as either party may specify in writing):

If to ORGANIC, INC.:

      ORGANIC
      71 West 23rd Street, 14th Floor
      New York, NY 10010
      Attention: Jeanette McClennan
      Telephone: [*]
      Facsimile: [*]
      E-mail: [*]

            and

      510 Third Street, Suite 540
      San Francisco, California 94107
      Attention: Jeffrey Lazarto


                                      12.

      Telephone: [*]
      Facsimile: [*]
      E-mail: [*]

If to CUSTOMER:

      Global Sports Interactive, Inc.
      555 South Henderson Road
      King of Prussia, PA 19054
      Attention: Michael Golden
      Telephone: [*]
      Facsimile:
      E-mail: [*]

      10.3 Waiver. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

      10.4 Partial Invalidity. In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired and the invalid, illegal or unenforceable provision shall be construed to be amended in order to avoid such invalidity, illegality or unenforceability while preserving as closely as possible the economic intent and effect of the parties.

      10.5 Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes thereto, shall be governed by and construed in accordance with the laws of the State of New York (excluding the choice of law rules thereof).

      10.6 Assignment. Neither party shall have the right to assign this Agreement or licenses granted under this Agreement without the prior written consent, which consent shall not be unreasonably withheld, of the other party; provided, that either party shall have the right to assign this Agreement or licenses granted under this Agreement to any person or entity that acquires or succeeds to all or substantially all of such party's business or assets upon written notice to the other party.

      10.7 Publicity. Within a time frame mutually agreed upon by the parties, the parties shall mutually agree on a joint press release announcing the existence of this Agreement. Neither party will use the other party's name, domain name, logo, trademark or service mark in advertising or publicity without obtaining the other party's prior written consent. CUSTOMER


                                      13.

shall allow ORGANIC to place screen shots and links to the Web Site on ORGANIC's external web site at www.organic.com (or such alternative URL as ORGANIC may designate from time to time).

      10.8 Entire Agreement; Amendment. This Agreement, together with the attached schedules hereto and made a part hereof, all of which are incorporated herein by reference, constitute the entire agreement between the parties hereto with respect to the transactions contemplated herein, and supersede all prior or contemporaneous oral and written agreements, commitments or understandings with respect to the matters provided for herein. This Agreement will govern all schedules attached hereto; provided, however, that in the event of any conflict between the terms and conditions of this Agreement and any schedule, the terms and conditions of such schedule shall govern, but only to the extent of such conflict and only in connection with interpretation of the applicable schedule. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification, or discharge is sought.

      10.9 Headings. Section headings contained in this Agreement are inserted for convenience or reference only, shall not be deemed to be a part of this Agreement for any other purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

      10.10 Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same instrument.

      10.11 Independent Contractors. The relationship of the parties hereunder shall be that of independent contractors. Nothing herein shall be construed to constitute a partnership between or joint venture of the parties, nor shall either party be deemed the agent of the other or have the right to bind the other in any way without the prior written consent of the other.

      10.12 Jurisdiction. All disputes arising out of or relating to this Agreement shall be submitted to the exclusive jurisdiction of the state and federal courts in the County and State of New York, and each party irrevocably consents to such personal jurisdiction and waives all objections thereto.

      IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to enter into this Agreement to be effective on the Effective Date set forth above.

ORGANIC, INC.                                 GLOBAL SPORTS INTERACTIVE, INC.


By: /s/ Jeanette McClennan                    By: /s/ John Moerman
   --------------------------------              -------------------------------

Title: VP Managing Director                   Title: VP Finance
      -----------------------------                 ----------------------------
Date: 9/17/99                                 Date: 9/17/99
      -----------------------------                 ----------------------------


                                      14.